Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-174706), pertaining to the 2008 Stock Option Plan of FriendFinder Networks Inc. of our report dated March 29, 2012, with respect to the consolidated financial statements and schedule of FriendFinder Networks Inc., included in this annual report (Form 10-K) for the year ended December 31, 2011.

/s/ EisnerAmper LLP

New York, New York
March 29, 2012